UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2008

NYSE Euronext

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

11 Wall Street, New York, NY 10005

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Attached as Exhibit 100 to this Current Report on Form 8-K are the following materials from NYSE Euronext’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 25, 2008, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Income Statements for the years ended December 31, 2007, 2006 and 2005, (ii) the Consolidated Balance Sheets as of December 31, 2007 and 2006, (iii) the Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005, and (iv) the Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2007, 2006 and 2005. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of NYSE Euronext. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Description
EX-100.INS	XBRL Report Instance Document

EX-100.SCH	XBRL Taxonomy Extension Schema Document

EX-100.PRE	XBRL Taxonomy Presentation Linkbase Document

EX-100.CAL	XBRL Taxonomy Calculation Linkbase Document

EX-100.LAB	XBRL Taxonomy Label Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Dated: April 30, 2008	By:	/s/ Joost van der Does de Willebois
	Name:	Joost van der Does de Willebois
	Title:	Acting Chief Financial Officer